EXHIBIT 99(B)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. CUSIP No.	PRINCIPAL AMOUNT $•

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

S&P 500® Market Index Target-Term Securities®

due August     , 2011

(the “Notes”)

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of $• (the “Principal Amount”) plus the Supplemental Redemption Amount, as defined below, if any, on August , 2011 (the “Stated Maturity”).

Payment or delivery of the Principal Amount and the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Global Note is one of the series of Medium-Term Notes, Series C, S&P 500® Market Index Target-Term Securities® due August     , 2011.

Payment at Maturity

The “Supplemental Redemption Amount” with respect to the Notes shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Calculation Agent”) and shall equal:

Principal Amount ×	(	Adjusted Ending Value – Starting Value	)
Starting Value

provided, however, that in no event shall the Supplemental Redemption Amount be less than zero. The “Starting Value” equals •. The “Adjusted Ending Value” shall be determined by the Calculation Agent and shall equal the average arithmetic mean of the closing values of the S&P 500 Index, as reduced by the application of the Adjustment Factor (as defined below) on each Calculation Day (as defined below), determined on each of the first five Calculation Days during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Adjusted Ending Value shall equal the average arithmetic mean of the closing values of the S&P 500 Index on those Calculation Days, as reduced by the application of the Adjustment Factor on each Calculation Day. If there is only one Calculation Day during the Calculation Period, then the Adjusted Ending Value shall equal the closing value of the S&P 500 Index on that Calculation Day, as reduced by the application of the Adjustment Factor on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value shall equal the closing value of the S&P 500 Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, as reduced by the application of the Adjustment Factor on that day, regardless of the occurrence of a Market Disruption Event (as defined below) on that Index Business Day.

The “Adjustment Factor” equals •% per year and shall be applied over the entire term of the Notes. For each calendar day during the term of the Notes, the Adjustment Factor shall be applied on a pro-rated basis based on a 365-day year to reduce the values of the S&P 500 Index used to calculate the Supplemental Redemption Amount on each Calculation Day during the Calculation Period.

The “Calculation Period” means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

“Calculation Day” means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

An “Index Business Day” is any day on which the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and The Nasdaq Stock Market (the “Nasdaq”) are open for trading and the S&P 500 Index or any Successor Index (as defined below) is calculated and published.

All determinations made by the Calculation Agent shall be at the sole discretion of the

Calculation Agent and, absent manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

Adjustments to the S&P 500 Index Average; Market Disruption Events

If at any time Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), changes its method of calculating the S&P 500 Index, or the value of the S&P 500 Index changes, in any material respect, or if the S&P 500 Index is in any other way modified so that the S&P 500 Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of the S&P 500 Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if those changes or modifications had not been made, and calculate the closing value with reference to the S&P 500 Index, as so adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of the S&P 500 Index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent shall adjust the S&P 500 Index in order to arrive at a value of the S&P 500 Index as if it had not been modified.

“Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, in 20% or more of the stocks which then comprise the S&P 500 Index or any Successor Index; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the S&P 500 Index, or any Successor Index, which are traded on any major U.S. exchange.

For the purpose of the above definition:

(1)	a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, and

(2)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered “material”.

Discontinuance of the S&P 500 Index

If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (a “Successor Index”), then, upon the Calculation Agent’s notification of its determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute the Successor Index as calculated by S&P or any other entity for the S&P 500 Index and calculate the Adjusted Ending Value as described above under “Payment at Maturity”. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the Notes.

In the event that S&P discontinues publication of the S&P 500 Index and:

•	the Calculation Agent does not select a Successor Index, or

•	the Successor Index is no longer published on any of the Calculation Days,

the Calculation Agent shall compute a substitute value for the S&P 500 Index in accordance with the procedures last used to calculate the S&P 500 Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, the Successor Index or value shall be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If S&P discontinues publication of the S&P 500 Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day (as defined below) until the earlier to occur of:

•	the determination of the Adjusted Ending Value, and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent will determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these values to be made available by telephone.

A “Business Day” is any day on which the NYSE, the AMEX and the Nasdaq are open for trading.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

Payment of the principal of and interest on the Notes shall be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note is one of a duly authorized issue of securities (hereinafter called the “Notes”) of the Company designated as its Medium-Term Notes, Series C, Due Nine Months or More from Date of Issue. The Securities are issued and to be issued under an indenture (the “Indenture”) dated as of April 1, 1983, as amended and restated, between the Company and JPMorgan Chase Bank (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

The Notes are issuable only in registered form without coupons in denominations of $10 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Global Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

The Notes are not subject to any sinking fund.

In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each $10 principal amount of Notes, shall be equal to the amount payable on the Stated Maturity, calculated as though the date of acceleration were the Stated Maturity, determined in accordance with the provisions set forth herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at any time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on the Notes at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: August     , 2004

MERRILL LYNCH & CO., INC.

By:
Russell L. Stein Treasurer

[FACSIMILE OF SEAL]	Attest:

By:
Judith A. Witterschein Secretary

CERTIFICATE OF AUTHENTICATION This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:
Authorized Officer

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.